Exhibit 99.3

SUPPLEMENT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Restrictions on Ownership and Transfer” in the Registration Statement on Form S-3 (File No. 333-177052) of CoreSite Realty Corporation (the “Company”) filed with the Securities and Exchange Commission on September 28, 2011 (the “Registration Statement) and in the related prospectus dated October 11, 2011 (the “Base Prospectus”) of the Company. This discussion is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws, which are available as described under “Where You Can Find More Information” in the Base Prospectus.

The following discussion supersedes the fifth paragraph in the discussion under the heading “Restrictions on Ownership and Transfer” in the Base Prospectus.

Our charter contains restrictions on the ownership and transfer of any shares of our common stock, Series A Preferred Stock and capital stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter and the articles supplementary creating our Series A Preferred Stock provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or the common stock ownership limit, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our Series A Preferred Stock, or the preferred stock ownership limit, or 9.8% (in value) of the aggregate of the outstanding shares of our capital stock, or the aggregate stock ownership limit. For purposes of determining the percentage ownership of our capital stock by any person, warrants and rights to acquire capital stock that are treated as owned by that person are deemed outstanding. The value and number of the outstanding shares of our common stock and Series A Preferred Stock and the value of the outstanding shares of capital stock will be determined by the board of directors in good faith, which will be conclusive for all purposes. We refer to these restrictions as the “ownership limits.” In addition, except as a person may be exempted by our board of directors, no person may own capital stock either actually or constructively to the extent that such ownership would cause us to actually or constructively own 10% or more of the ownership interests of any of our tenants or customers. We refer to this as the “tenant limitation.”

The following discussion supersedes the ninth paragraph in the discussion under the heading “Restrictions on Ownership and Transfer” in the Base Prospectus.

Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from one or any of the ownership limits and/or tenant limitation. However, our board of directors may not exempt any person whose actual, beneficial or constructive ownership of our outstanding stock would result in our failing to qualify as a REIT. Prior to granting an exemption our board of directors may require the person seeking an exemption to make certain representations and undertakings or to agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust described below. Our board of directors may also require a ruling from the Internal Revenue

Service, or the IRS, or an opinion of counsel in order to determine or ensure our status as a REIT and may impose any conditions or restrictions on an exemption as it deems appropriate.

The following discussion supersedes the tenth paragraph in the discussion under the heading “Restrictions on Ownership and Transfer” in the Base Prospectus.

Any attempted transfer of our stock that, if effective, would result in our stock being owned by fewer than 100 persons will be null and void and the intended transferee shall acquire no rights in such shares. Any attempted transfer of our stock which, if effective, would result in a violation of any of the ownership limits or tenant limitation, our being “closely held” under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT will cause the number of shares of stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of stock. The automatic transfer will be effective as of the close of business on the business day prior to the date of the attempted transfer or other event that resulted in the transfer to the trust. If a transfer to the trust does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the restrictions on ownership and transfer of our stock will be null and void and the intended transferee shall acquire no rights in such shares.